                                                                   Exhibit 3.106

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MEDIC ONE AMBULANCE SERVICES, INC.

                                   ARTICLE ONE

                                      NAME

     The name of the corporation is MEDIC ONE AMBULANCE SERVICES, INC. (the "Corporation").

                                   ARTICLE TWO

                               PERIOD OF DURATION

     The period of duration of the Corporation is perpetual.

                                  ARTICLE THREE

                               PURPOSES AND POWERS

     Section 1. Purpose. The purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

     Section 2. Powers. Subject to any specific written limitations or restrictions imposed by the GCL, by other law, or by the Certificate of Incorporation, and solely in furtherance thereof, but not in addition to the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the GCL, which powers are not inconsistent with the Articles of this Certificate.

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                                  ARTICLE FOUR

                  CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

     Section 1. Authorized Shares. The Corporation shall have authority to issue one class of shares to be designated as, "Common Stock". The total number of shares of Common Stock which the Corporation is authorized to issue is One Hundred Thousand (100,000), all at a par value of $.01.

     Section 2. Preemptive Rights. Unless otherwise determined by the Board of Directors, no holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation, whether issued out of unissued shares authorized by this Certificate of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor unless otherwise determined by the Board of Directors in the manner provided under the GCL, shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock.

     Section 3. Voting. In the exercise of voting privileges, each holder of shares of the capital stock of the Corporation entitled to voting rights shall be entitled to one (1) vote for each share held in his name on the books of the Corporation. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital


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stock of the Corporation entitled to vote at the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of Directors. With respect to any action to be taken by the Shareholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the Shareholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the GCL to be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon.

                                  ARTICLE FIVE

                           REGISTERED AGENT AND OFFICE

     Section 1. Registered Office. The address of the registered office of the Corporation is in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent, Delaware 19904 .

     Section 2. Registered Agent. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.


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                                   ARTICLE SIX

                                    DIRECTORS

     Section 1. Board of Directors. The Board of Directors shall consist of one or more members who need not be residents of the State of Delaware or Shareholders of the Corporation. The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the GCL.

     Section 2. Names and Addresses. The names and addresses of the persons who are to serve as Directors until the next annual meeting of Shareholders or until their successors are elected and qualified, or until their earlier death, resignation, or removal are as follows:

NAME                 NUMBER, STREET OR BUILDING          CITY, STATE
----                 --------------------------          -----------
Paul M. Verrochi     67 Batterymarch Street, Suite 300   Boston, MA 02110
Dominic J. Puopolo   67 Batterymarch Street, Suite 300   Boston, MA 02110
John K. Rester       12020 Intraplex Parkway             Gulf Port, MS 39503-4602

     Section 3. Limitations on Liability of Directors. No Director of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for an act or omission in the Director's capacity as a Director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director to the extent a Director is found liable for
(a) a breach of the Director's duty of loyalty to the Corporation or its Shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability of the Director is expressly provided by an applicable statute.


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     If the GCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the GCL or other applicable provision of Delaware Law as amended. Any repeal or modification of this Section 3 by the Shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE SEVEN

                      SPECIAL POWERS OF BOARD OF DIRECTORS

     In furtherance of, and not in limitation of the powers and authorities conferred under the GCL, the Board of Directors is expressly authorized:

     (1) To make, alter, amend and rescind the Bylaws of the Corporation; to fix, adjust and maintain from time to time the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     (2) From time to time, to determine whether and to what extent and at what times and places and under what conditions and provisions the accounts and books of the Corporation shall be maintained and made available for inspection of any Shareholder, and no Shareholder shall have any right to inspect any account or books or records of the Corporation, except as provided in the GCL, or authorized by the Board of Directors.

     (3) If the Bylaws so provide, to designate two or more of their number to constitute an executive committee, which committee shall, as provided in said resolution or in the Bylaws of


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the Corporation, have and exercise any or all of the powers of the Board of
Directors in the management of the business and affairs of the Corporation, except to the extent that the GCL requires a particular matter to be authorized by the Board of Directors.

                                  ARTICLE EIGHT

                           ADDITIONAL POWERS IN BYLAWS

     The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and to those expressly conferred upon them by the GCL.

                                  ARTICLE NINE

             TRANSACTIONS WITH DIRECTORS, OFFICERS AND SHAREHOLDERS

     The Officers, Directors and Shareholders holding ten percent (10%) or more of the outstanding capital stock of the Corporation ("Insiders") may enter into business transactions with the Corporation in which they are personally interested without such transaction being affected or invalidated solely because of such personal interest; provided, however, that nothing contained herein shall relieve any Insider from liability for breach of the fiduciary duties of an Insider or authorize any Insider to enter into any transaction with the Corporation in which such Insider has a material interest for the purpose of personal gain to the detriment of the Corporation.

                                   ARTICLE TEN

                                 INDEMNIFICATION

     Section 1. Mandatory Indemnification and Advancement of Expenses. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or


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investigation that could lead to such an action, suit, or proceeding
("Proceeding"), by reason of the fact that he is or was a Director or Officer of the Corporation, or who, while a Director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the GCL against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the GCL and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

     Section 2. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.


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     Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnity him against such liability under the provisions of this Article Ten or the GCL.

                                 ARTICLE ELEVEN

                               AMENDMENT OF BYLAWS

     The Shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such power shall be vested exclusively in the Board of Directors and shall not be exercised by the Shareholders.

                                 ARTICLE TWELVE

                  POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS

     Special meetings of the Shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors or holders of not less than ten percent (10%) of all the shares entitled to vote at the proposed special meeting of the Shareholders.

                                ARTICLE THIRTEEN

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter


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prescribed by the GCL or this Certificate of Incorporation, and all rights conferred on Shareholders herein are granted subject to this reservation.

                                ARTICLE FOURTEEN

                                  INCORPORATOR

     The name and mailing address of the Incorporator of the Corporation is as follows:

NAME                          MAILING ADDRESS
----                          ---------------
Lila Newberry Bradley, Esq.   3340 Peachtree Road,
                              N.E. Suite 2000, Tower Place
                              Atlanta, Georgia 30326-1026

                                 ARTICLE FIFTEEN

                                    CAPTIONS

     The captions used in this Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

     IN WITNESS WHEREOF, the Incorporator of the Corporation has caused this Certificate of Incorporation to be executed on this 23rd day of August, 1994.


                                   /s/ Lila Newberry Bradley
                                   ---------------------------------------------
                                   Lila Newberry Bradley, Esq., Incorporator


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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MEDIC ONE AMBULANCE SERVICES, INC.

     Medic One Ambulance Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation has adapted by unanimous written consent the following resolution

RESOLVED: That it is advisable and in the best interest of this Corporation that
          Section 1 of Article 4 of the Certificate of Incorporation of this Corporation be amended to read its entirety as follows:

          "Section 1. Authorized Shares. The Corporation shall have authority to issue one class of shares to be designated as, "Common Stock". The total number of shares of Common Stock which the Corporation is authorized to issue is Three Thousand (3,000), all at a par value of $.01."

     SECOND: That said amendment has been consented to and authorized by the holder of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by John K. Rester, its President, and attested by Daniel W. Alexander, its Secretary, this 18 day of September, 1995.


                                                    /s/ John K. Rester
                                                    ----------------------------


                                       Attested by: /s/ Daniel W. Alexander
                                                    ----------------------------
                                                    Secretary


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
                   CERTIFICATE OF CHANGE OF REGISTERED AGENCY

                                       AND

                                REGISTERED OFFICE

                                      *****

      Medic One Ambulance Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., and the present registered office of the corporation is in the county of New Castle.

      The Board of Directors of Medic One Ambulance Services, Inc. adopted the following resolution on the 1st day of September, 1996.

      Resolved, that the registered office of Medic One Ambulance Services, Inc, in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, Medic One Ambulance Services, Inc. has caused this statement to be signed by William George, its Vice President this 1st day of September, 1996.


                                        By /s/ William George
                                           ------------------------------------
                                           William George
                                           Vice President


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